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                                                                     EXHIBIT 5.1

                             HOGAN & HARTSON L.L.P.
                            111 South Calvert Street
                            Baltimore, Maryland 21202


                                  June 10, 1999

Board of Directors
CIENA Corporation
1201 Winterson Road
Linthicum, MD  21090

Ladies and Gentlemen:

          We are acting as counsel to CIENA Corporation, a Delaware corporation (the "COMPANY"), in connection with its registration statement on Form S-4 (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission relating to the registration of 16,000,000 shares of the Company's common stock, par value $.01 per share (the "SHARES"), pursuant to the terms of the Agreement and Plan of Merger between the Company and Omnia Communications, Inc. ("OMNIA"), which provides for the merger of Omnia with and into the Company, with the Company surviving the merger (the "MERGER"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.     An executed copy of the Registration Statement.

          2. The Third Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on April 19, 1999 and by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

          3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.


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          4.     Resolutions of the Board of Directors of the Company adopted on March 14,1999, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, authorizing the issuance and sale of the Shares.

          5. Executed copies of the Agreement and Plan of Merger, dated March 15, 1999, by and among the Company and Omnia
                 (the "Merger Agreement"), relating to, among other things, the issuance of the Shares.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on Delaware corporate law. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) approval of the Merger by the Omnia stockholders, and (iii) the effectiveness of the Merger pursuant to the General Corporation Law of the State of Delaware, the Shares will be validly issued, fully paid and nonassessable.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                             Very truly yours,


                                             HOGAN & HARTSON L.L.P.